SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2010

MEMSIC, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33813	04-3457049
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Tech Drive, Suite 325, Andover, MA 01810

(Address of principal executive offices) (Zip Code)

One Tech Drive, Suite 325, Andover, MA 01810

(Mailing Address)

(978) 738-0900

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 12, 2010, the compensation committee of our board of directors made its annual compensation determinations for 2010 and established a bonus plan for our executive officers for 2010. The compensation decisions made with respect to our executive officers who were named executive officers in our most recent proxy statement were as follows:

For 2010, the base salary of our Chief Executive Officer will remain at his 2009 annual rate. Effective, January 1, 2010, the base salary of our Vice President of Sales and Marketing and Business Development will be increased to $180,000 and the base salary of our Chief Financial Officer will be increased to $175,000.

Annual cash bonuses, if any, for 2010 will be awarded in an amount determined by our compensation committee in early 2011, based upon the committee’s judgment as to the extent to which stated company and individual performance goals have been met. The compensation committee retains discretion over the bonus plan and has the right to terminate it at any time. The material terms of the 2010 executive officer bonus plan are as follows:

•

The target bonus for our Chief Executive Officer is $200,000. The amount of this target bonus that is ultimately earned will be based upon attainment, in the compensation committee’s judgment, of goals relating to our cash flow, achievement of sales goals and individual management objectives.

•

The target bonus for our Vice President of Sales and Marketing and Business Development is $125,000. The amount of this target bonus that is ultimately earned will be based upon attainment, in the compensation committee’s judgment, of goals relating to our revenue and achievement of sales goals.

•

The target bonus for our Chief Financial Officer is $90,000. The amount of this target bonus that is ultimately earned will be based upon attainment, in the compensation committee’s judgment, of goals relating to our cash flow, maintenance of effective control over our financial reporting and individual management objectives.

In addition to the above, the compensation committee awarded our Chief Financial Officer an incentive stock option to purchase 25,000 shares of our common stock at an exercise price of $3.42, exercisable in four equal installments on each of the first four anniversaries of the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMSIC, INC.

By:	/s/ PATRICIA NIU
Patricia Niu
Chief Financial Officer

Date: March 24, 2010